UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2010

Element92 Resources Corp.

(Exact Name of Registrant as Specified in Charter)

     _        Wyoming                                          333-152242                                     20-8531222

(State or Other Jurisdiction                 (Commission File Number)                (IRS Employer

      of Incorporation)                                                                                           Identification No.)

2510 Warren Avenue, Cheyenne, Wyoming 82001

(Address of Principal Executive Offices) (Zip Code)

      (518) 633-4777

Registrant’s telephone number, including area code

        N/A

 (Former Name or Former Address

if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry Into a Material Definitive Agreement

Element92 Resources Corp. (the “Company”) has advised Tam Kam Ming and Gold Vanguard Limited, owners of Joyous Fame International and its assets, that we have extended the  closing of the Sales and Purchase Agreement (see Form 8-K filed January 27, 2010) until June 15, 2010 in order to fully complete the due diligence.

On January 25, 2010 Element92 Resources Corp. (the “Company”) signed a sales and purchase agreement with Joyous Fame and its owners, to acquire three gold mines in Shandong Province, China: the Penglai (Huwei) producing gold mine, the Roncheng gold deposit and the Wendeng producing gold mine. On March 31, 2010, the Company executed a Revision Agreement which amended its sales and purchase agreement for the acquisition of the three gold mines. The  Revision Agreement terminated the Wendeng mine acquisition. The parties agreed that proposed acquisition of the Wengdeng mine could be revisited at a later date. Additionally, on March 31, the Company advised all parties the closing of the Penglai (Huwei) and Roncheng acquisitions would be extended by 60 days in order to complete due diligence on the two properties. We have now extended that closing date by 15 days, to June 15, 2010

The Company expects that the revised closing date will occur on or before June 15, 2010. We will advise all concerned parties as soon as the closing occurs.

Item 9.01         Exhibits.

 Exhibit No.     Description

 10.13              Notice to Joyous Fame International Limited of the extended Due Diligence and Closing dated June 4, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 4, 2010

ELEMENT92 RESOURCES CORP.

/s/ Daniel S. Mckinney

Daniel S. Mckinney

President & Chief Executive Officer